EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

Capitol Bancorp Ltd.
   Employee Stock Ownership Plan
Lansing, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-30521) of Capitol Bancorp Ltd. of our report dated June 29, 2011 relating to the financial statements and supplemental schedules of Capitol Bancorp Ltd. Employee Stock Ownership Plan which appear in this Form 11-K.

/s/ BDO USA, LLP

Grand Rapids, Michigan
June 29, 2011